UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 4, 2010
Imation Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14310	41-1838504

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

1 IMATION WAY
OAKDALE, MINNESOTA	55128

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (651) 704-4000
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 4, 2010, the Compensation Committee (and the independent members of the Board of Directors with respect to the CEO) of Imation Corp. (the “Company” or “Imation”) approved the grant of performance-based long-term incentive equity compensation for executive officers in the form of shares of restricted stock. The restricted stock will vest only if certain levels of 2010 operating income are met which were defined and set by the Board of Directors in connection with the 2010 Annual Bonus Plan. If the Company meets the threshold level of operating income, 50% of the restricted stock will vest, with a vesting schedule of 25% per year on each anniversary date of the date of grant, beginning May 4, 2011, and the remaining 50% of the restricted stock shall be forfeited. If the Company meets or exceeds the target level of operating income, 100% of the restricted stock will vest, with a vesting schedule of 25% per year on each anniversary date of the date of grant, beginning May 4, 2011. The principal executive officer, principal financial officer and named executive officers received restricted stock grants as follows: Mark Lucas: 76,450 shares; Paul Zeller: 27,027 shares; James Ellis: 9,009 shares; and John Sullivan: 18,018 shares. These grants were in addition to approved grants of standard time based equity to executives, which, as was done in 2009, were reduced 40% from the peer group and market data median reference points for long-term incentive equity compensation.
Item 5.03. Amendment to Articles of Incorportion or Bylaws; Change in Fiscal Year.
On May 5, 2010, the Board of Directors approved certain amendments to Imation’s bylaws. The amendments make minor procedural changes in the conduct of annual and special shareholder meetings and special meetings of the Board of Directors. More specifically, the amendments add language to make the following changes:
•	Allow the Chairman to adjourn a shareholder meeting in the absence of a quorum, in addition to majority vote of the shareholders.

•	Allow the Chairman or majority vote of shareholders to adjourn a shareholder meeting. The existing bylaws did not provide a procedure for adjourning meetings.

•	Allow electronic delivery of notice of annual or special shareholder meetings in accordance with Securities and Exchange Commission (“SEC”) rules, in addition to mail.

•	Clarify that a shareholder proposal appropriately brought under SEC rules is part of the business of the meeting.

•	Clarify that the advance notice provision does not apply to shareholder proposals appropriately brought under SEC rules (which have their own procedural requirements).

•	Clarify that the same nomination procedures for directors for the annual meeting of shareholders apply to special meetings where directors are to be elected.
The changes described above are qualified in their entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.07. Submission of Matters to a Vote of Security Holders.
At the Company’s Annual Meeting of Shareholders held on May 5, 2010, the shareholders approved the following:
(a) A proposal to elect four directors of Imation, with three directors (Messrs. Haggerty, Taylor and White) being nominated for three-year terms ending in 2013 and one director (Mr. Lucas) being nominated for a one-year term ending in 2011, as follows:

Director	Votes For	Votes Withheld	Broker Non-votes
Charles A. Haggerty	20,586,157	11,080,340	2,598,220
Mark E. Lucas	30,679,169	987,328	2,598,220
Glen A. Taylor	18,008,586	13,657,911	2,598,220
Daryl J. White	18,023,185	13,643,312	2.598,220
(b) A proposal to ratify the appointment of PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm of Imation for the year ending December 31, 2010. The proposal received 34,146,995 votes for and 96,411 against ratification. There were 21,311 abstentions and no broker non-votes.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

3.1	Amended and Restated Bylaws of Imation Corp.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imation Corp. (REGISTRANT)
Date: May 6, 2010	By:	/s/ John L. Sullivan
John L. Sullivan
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Amended and Restated Bylaws of Imation Corp.